UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2014, NeoPhotonics Corporation (the “Company”) and EMCORE Corporation (“Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which the Company agreed to purchase the assets and assume certain liabilities of Seller’s tunable laser and transceiver product lines for $17.5 million in total consideration. Purchase consideration would consist of $1.5 million in cash at closing with the balance to be paid pursuant to a promissory note with a two-year term. The promissory note will bear interest of 5% per annum for the first year and 13% per annum for the second year; the interest will be payable semi-annually in cash, and the note will mature two years from the closing of the transaction. In addition, the promissory note will be subject to prepayment under certain circumstances and will be secured by certain of the assets to be sold pursuant to the Asset Purchase Agreement. Pursuant to the Asset Purchase Agreement, the purchase price is subject to certain adjustments for inventory, net accounts receivable and pre-closing revenues, and the principal amount due under the promissory note will be increased or decreased, as applicable, by an amount corresponding to any such adjustment.

The Asset Purchase Agreement has been unanimously approved by the boards of directors of both the Company and Seller. Consummation of the transaction is subject to customary closing conditions and is expected to close by early January 2015.

The foregoing description of the Asset Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 23, 2014, in connection with its public announcement of the Asset Purchase Agreement, the Company issued a press release that included an updated outlook for certain of the Company’s financial results for the third quarter ended September 30, 2014. A copy of the Company’s press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 23, 2014, the Company issued a press release announcing that the Company had entered into the Asset Purchase Agreement as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between NeoPhotonics Corporation and EMCORE Corporation, dated October 22, 2014.

99.1	Press Release issued by NeoPhotonics Corporation on October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2014	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Asset Purchase Agreement by and between NeoPhotonics Corporation and EMCORE Corporation, dated October 22, 2014.

99.1	Press Release issued by NeoPhotonics Corporation on October 23, 2014.